Exhibit 5.2

September 10, 2009

United Rentals, Inc.

United Rentals (North America), Inc.

Five Greenwich Office Park

Greenwich, Connecticut 06831

Re: InfoManager, Inc., a Texas corporation

Sirs:

We are acting as special Texas counsel to InfoManager, Inc., a Texas corporation (“InfoManager”), in connection with the filing on or about July 29, 2009 by United Rentals (North America), Inc., a Delaware corporation and the sole shareholder of InfoManager (the “Co-Issuer”), and United Rentals, Inc., a Delaware corporation and the parent company of Co-Issuer (the “Company”), of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement registers, in addition to other securities of the Company, senior and senior subordinated debt securities of the Co-Issuer (the “Co-Issuer Debt Securities”) and the guarantees of the Company and certain guarantors, including, without limitation, InfoManager, that are parties to that certain Form of Senior Subordinated Indenture and Form of Senior Indenture, each to be entered into among the Co-Issuer, the Company, the subsidiary guarantors named therein, including InfoManager, and the Bank of New York Mellon, as Trustee, and in the form filed as an exhibit to the Registration Statement (the “Indentures”), with respect to the payments on the Co-Issuer Debt Securities (the “Guarantees”).

Scope of Examination and General

Assumptions and Qualifications

For the purpose of rendering the opinions set forth herein, we have reviewed and relied on the following documents

(a)           the Certificate of Incorporation of InfoManager, certified by the Secretary of State of Texas on August 11, 1999;

(b)           the Articles of Incorporation of InfoManager, certified by the Secretary of State of the State of Texas on September 3, 2009 (the “Articles”)

(c)           a certificate of the Vice President and Secretary of InfoManager (the “InfoManager Certificate”), dated as of the date hereof, certifying certain factual matters relevant to our opinions;

(d)           a certificate of valid existence for InfoManager dated September 3, 2009, issued by the Secretary of State of the State of Texas (the “Texas Valid Existence Certificate”);

(e)           a certificate from the Texas Comptroller of Public Accounts dated September 3, 2009, as to the good standing of InfoManager in the State of Texas (the “Texas Good Standing Certificate”); and

(f)            certain resolutions and other documents included in the minute book of InfoManager, as provided by you.

We have assumed with your consent for the purposes of these opinions that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies or facsimiles conform with the originals, which facts we have not independently verified.

We are members of the Bar of the State of Texas and do not purport to be experts on, or generally familiar with, or qualified to express legal conclusions based on, laws other than the laws of the States of Texas. The opinions expressed herein are limited to the internal substantive laws of the State of Texas, as currently in effect, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

Specific Limitations and Qualifications

In rendering the opinion expressed in Paragraph 1 below with respect to the existence and good standing under the laws of the State of Texas of InfoManager, we have relied with your consent upon (i) the InfoManager Certificate, (ii) the Articles, (iii) the Texas Valid Existence Certificate and (iv) the Texas Good Standing Certificate.  We have necessarily expressed our opinion as of the date of such certificates.

Opinion

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.             InfoManager is an existing corporation in good standing under the laws of the State of Texas.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion (a) is rendered solely for your information and assistance in connection with the filing of the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent, except that Sullivan & Cromwell LLP may rely on the opinions set forth herein for purposes of any opinions being delivered by Sullivan & Cromwell LLP and filed as Exhibit 5.1 to the Registration Statement with respect to the legality and validity of the securities being issued under the Registration Statement, (b) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any changes or new developments in law, fact or otherwise that might affect any matters or opinions set forth herein and (c) is limited to the matters stated herein, and no opinions may be inferred or implied beyond the matters expressly stated herein.

Very truly yours,
/s/ Haynes and Boone, LLP